Exhibit 1.1

Assured Guaranty Ltd.

Common Shares

Underwriting Agreement

        , 2004

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Goldman, Sachs & Co.,

85 Broad Street

New York, New York 10004

As representatives of the several Underwriters

named in Schedule I hereto,

Ladies and Gentlemen:

Certain shareholders named in Schedule II hereto (the “Selling Shareholders”) of Assured Guaranty Ltd., a Bermuda company (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Banc of America Securities LLC and Goldman, Sachs & Co. are acting as representatives (in such capacity, the “Representatives”), an aggregate of 49,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 7,350,000 additional shares (the “Optional Shares”) of the common shares, par value $0.01 per share (the “Stock”) of the Company (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

The Company, the Selling Shareholders and the Underwriters agree that up to 2,750,000 of the Firm Shares to be purchased by the Underwriters (the “Directed Shares”) shall be reserved for sale by the Underwriters to certain eligible directors, officers and employees of the Company and its affiliates and certain friends and family members of such directors, officers and employees and a trust for the benefit of certain employees of the Company (collectively, the “Participants”), as part of the distribution of the Shares by the Underwriters (the “Directed Share Program”) subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rule and regulations. The parties hereby confirm that Banc of America Securities LLC (the “Designated Underwriter”) shall process the sales to the Participants under the Directed Share Program.  To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

1.                                       (a)  Each of the Company and the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters that:

(i)                                     A registration statement on Form S-1 (File No. 333-111491) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and

Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);

(ii)                                  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Registration Statement as declared effective or filed with the Commission pursuant to Rule 424(a), at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1;

(iii)                               The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1;

(iv)                              Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the share capital or capital stock, as the case may be, or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

(v)                                 Neither the Company nor any of its subsidiaries holds title to any real property; all of the leases, subleases and licenses under which the Company or any of its subsidiaries holds real properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases, subleases or licenses mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased, subleased or licensed premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, financial condition, shareholders’ equity, business prospects or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(vi)                              The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Islands of Bermuda, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(vii)                           Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(viii)                        The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of share capital of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(ix)                                This Agreement has been duly authorized, executed and delivered by the Company;

(x)                                   The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein and the Formation Transactions (as defined in the Prospectus) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the Memorandum of Association or Bye-laws of the Company or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) above, for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body (“Governmental Authorizations”) is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration under the Act of the Shares, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you, (C) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Shares by or for the account of the Underwriters, (D) such consents, approvals or authorizations required by the New York Stock Exchange, Inc. (the “Exchange”) in connection with the listing of the Shares, (E) the filing of the Prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law and (F) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the Bermuda Monetary Authority (the “BMA”) subject to  compliance with certain conditions including that the Company’s shares (of any class) being listed on the New York Stock Exchange or any appointed stock exchange (as defined in section 2(1) of the Companies Act 1981);

(xi)                                Neither the Company nor any of its subsidiaries is (i) in violation of its Memorandum of Association or Bye-laws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(xii)                             Each of the Company and its subsidiaries possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, “Permits”) which are necessary to conduct the business now conducted by it as described in the Prospectus, except where the failure to possess such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or investigation against or involving the Company and its subsidiaries (and the Company knows of no reasonable basis for any such action, suit, proceeding or investigation) that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other material impairment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii)                          Except as described in the Prospectus, each of the Company and its insurance subsidiaries (including insurance holding companies) is duly registered, licensed or admitted as an insurer or reinsurer or as an insurance holding company, as the case may be, under applicable insurance holding company statutes or other insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) in each jurisdiction where it is  required to be so licensed or admitted to conduct its business as described in the Prospectus, except where the failure to be so registered, licensed or admitted would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Prospectus, each of the Company and its insurance subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from, and has made all declarations and filings with, all insurance regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications, the failure to make such declarations and filings, or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as otherwise described in the Prospectus, none of the Company nor any of its insurance subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company or any of its insurance subsidiaries to conduct its business as currently conducted, except where the failure to have such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as otherwise described in the Prospectus, no insurance regulatory authority has issued to the Company or any subsidiary any order impairing, restricting or prohibiting (A) the payment of dividends by the Company or any of its subsidiaries, (B) the making of a distribution on any subsidiary’s share capital, (C) the repayment to the Company of any loans or advances to any subsidiaries from the Company or (D) the transfer of any subsidiary’s property or assets to the Company or any other subsidiary of the Company.  Each of the Company, Assured Guaranty International Ltd., Assured Guaranty Overseas Ltd., Assured Guaranty Mortgage Insurance Company, Assured Guaranty Corp. and Assured Guaranty (UK) Ltd. maintains its books and records in accordance with all applicable Insurance Laws, except where the failure to so maintain its books and records would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiv)                         Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest except to the extent that the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect; no deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the best of the Company’s knowledge, threatened; and there is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries;

(xv)                            Each of the Company, Assured Guaranty International Ltd., Assured Guaranty Corp. and Assured Guaranty Overseas Ltd. has received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect set forth in the Prospectus under the caption “ Material Tax Considerations—Taxation of Assured Guaranty and Subsidiaries—Bermuda,” and the Company has not received any notification to the effect (and is not otherwise aware) that such assurances may be revoked or otherwise not honored by the Bermuda government;

(xvi)                         Assured Guaranty Barbados Holdings Ltd. (“Assured Guaranty Barbados”) has received from the Barbados Minister of Industry and International Business a guarantee that the benefits and exemptions contained in the International Business Companies Act will apply to Assured Guaranty Barbados Holdings Ltd. for 15 years;

(xvii)                      Based upon and subject to the assumptions and qualifications set forth in the Prospectus under the caption “Material Tax Considerations,” the Company does not believe that (i) either the Company or any of its subsidiaries currently should be, or upon the sale of the Shares herein contemplated should be, (A) treated as a “passive foreign investment company” as defined in Section 1297(a) of the Code, (B) considered a “foreign personal holding company” as defined in Section 552 of the Code, (C) characterized as a “personal holding company” as defined in Section 542 of the Code, (D) except for Assured Guaranty US Holdings Inc., Assured Guaranty Financial Products Inc., Assured Guaranty Corp., Assured Guaranty Overseas US Holdings Inc., Assured Guaranty Re Overseas Ltd., Assured Guaranty Risk Assurance Company and Assured Guaranty Mortgage Insurance Company, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code or (E) except for Assured Guaranty Finance Overseas Ltd. and Assured Guaranty (UK) Ltd., characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (ii) any U.S. person who owns shares of the Company directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10 percent or more of the total voting power of the Company or any of its foreign subsidiaries;

(xviii)                   Assured Guaranty International Ltd. and Assured Guaranty (UK) Ltd. intend to operate in a manner that is intended to ensure that the related person insurance income of each such company does not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future;

(xix)                           The statements set forth in the Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material Tax Considerations,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are true,  accurate and complete in all material respects;

(xx)                              The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general, or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxi)                           Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xxii)                        There are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which have not been so filed or described as required;

(xxiii)                     The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxiv)                    None of the Underwriters or any subsequent purchasers of the Shares is subject to any stamp duty, transfer, excise or similar tax imposed in Bermuda in connection with the issuance, offering or sale of the Shares to the Underwriters or to any subsequent purchasers;

(xxv)                       There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to the payment of dividends (i) on the Shares by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (ii) by the any of the Company’s subsidiaries to such subsidiary’s parent company.  The BMA has designated the Company, Assured Guaranty International Ltd. and Assured Guaranty Overseas Ltd. (Assured Guaranty International Ltd. and Assured Guaranty Overseas Ltd. are collectively referred to as the “Bermuda Subsidiaries”) as non-resident for exchange control purposes and has granted permission for the issue and free transferability of the Shares being offered pursuant to the Registration Statement, subject to the condition that the Company’s shares (of any class) be listed on the Exchange or any appointed stock exchange (as defined in Section 2(1) of the Companies Act of 1981.  Such permission has not been revoked and is in full force and effect, and the Company is not aware of any proceedings planned or threatened for the revocation of such permission.  Each of the Company and the Bermuda Subsidiaries are “exempted companies” under Bermuda law and have not (i) acquired and do not hold any land for its business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (ii) acquired and do not hold land by way of lease or tenancy for terms of not more than 21 years in order to provide accommodation or recreational facilities for its officers and employees, without the express authority of the Minister of Finance of Bermuda, (iii) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (iv) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (v) conducted their business in a manner that is prohibited for “exempted companies” under Bermuda law.  None of the Company nor the Bermuda Subsidiaries has received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to issue and transfer the Shares, or its status as an “exempted company” under Bermuda law;

(xxvi)                    The Registration Statement, the Prospectus and any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and no authorization, approval, consent, license, order registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.  The Company has not offered, or caused the Underwriters to offer, any Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products;

(xxvii)                 PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

(xxviii)              The financial statements and any supplementary financial information and schedules of the Company and its subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Act; and the supporting schedules included in the Registration Statement present fairly in all materials respects the information required to be stated therein.

(b)                                 Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)                                     all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, except the consents, approvals, authorizations and orders referred to in Section 1(a)(x)(A) to (F) hereof, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii)                                  the sale of the Shares to be sold by such Selling Shareholder hereunder, the compliance by such Selling Shareholder with all of the provisions of this Agreement, and the consummation of the transactions contemplated herein and the Formation Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) the provisions of the constituent documents of such Selling Shareholder or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder, except, in the case of clauses (i) and (iii) above, for such violations that would not materially and adversely affect the validity of this Agreement or the ability of the Selling Shareholder to consummate the transactions contemplated hereby;

(iii)                               such Selling Shareholder is, and immediately prior to the each Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will be, the sole registered and beneficial owner of the Shares and the relevant share transfer instrument to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares as directed by the Underwriters, to a nominee designated by The Depository Trust Company (“DTC”) and the crediting of such Shares on the records of DTC to securities accounts of the respective Underwriters and payment therefor pursuant hereto, (a) DTC will be a “protected purchaser” (as defined under Section 8-303 of the Uniform Commercial Code of New York (the “New York UCC”)) provided that it has no “notice” of an adverse claim within the meaning of Section 8-105 of the New York UCC, (b) the respective Underwriters will acquire a security entitlement in respect of such Shares under Section 8-501 of the New York UCC and (c) no action based on an adverse claim to such security entitlement may be asserted against the respective Underwriters provided that they have no “notice” of an adverse claim within the meaning of Section 8-105 of the New York UCC;

(iv)                              the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(v)                                 in order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

(vi)                              neither the Selling Shareholders nor any of their affiliates directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section (dd) of the By-laws of the NASD), any member firm of the NASD.

2.                                       Subject to the terms and conditions herein set forth, (a) each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at a purchase price per share of $        , the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 7,350,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares.  Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Shareholder.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Shareholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Shareholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                       Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                                       (a)  The Shares to be purchased by each Underwriter hereunder, in definitive form and in such authorized denominations and registered in such names as the Representatives may request, upon at least forty-eight hours’ prior notice to the Selling Shareholders, shall be delivered together with instruments of transfer by or on behalf of the Selling Shareholders to the Company’s transfer agent and in turn to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Shareholders to the Representatives at least forty-eight hours in advance.  The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on ..          , 2004 or such other time and date as the Representatives and the Selling Shareholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Selling Shareholders may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.  Immediately following each Time of Delivery, the Company shall cause its transfer agent to enter the transfers of Shares in the Company’s register of members.

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(p) hereof, will be delivered at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                       (a)  The Company agrees with each of the Underwriters:

(i)                                     to prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

(ii)                                  promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign company or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to file a general consent to service of process in any jurisdiction, or to subject itself to material taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(iii)                               prior to 2:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(iv)                              to make generally available to its shareholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(v)                                 during a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to you (i) as soon as they are available (unless they are made publicly available through the Commission’s EDGAR filing system), copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(vi)                              to use its best efforts to list, subject to notice of issuance, the Shares on the Exchange;

(vii)                           to file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(viii)                        if the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(ix)                                in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of 180 days following the date of the effectiveness of the Registration Statement.  The Designated Underwriter will notify the Company as to which Participants will need to be so restricted.  The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.  Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release; and

(x)                                   during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer to sell, sell or otherwise dispose of, directly or indirectly, except as provided hereunder, any of the Stock or securities that are convertible into or exchangeable for Stock (other than the issuance of awards pursuant to employee stock option plans as described in the Prospectus), without your prior written consent.

(b)                                 Each of the Selling Shareholders agrees with each of the Underwriters that,

(i)                                     during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, it will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, any Stock, or any options or warrants to purchase any Stock, or any securities convertible into, exchangeable for or that represent the right to receive any Stock, whether now owned or hereinafter acquired, directly by such Selling

Shareholder (including holding as a custodian) or with respect to which such Selling Shareholder has beneficial ownership within the rules and regulations of the Commission, or announce any intention to do any of the foregoing.  This restriction is expressly agreed to preclude such Selling Shareholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Selling Shareholder’s Stock even if such Stock would be disposed of by someone other than such Selling Shareholder.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Selling Shareholder’s Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Stock.  Notwithstanding the foregoing, each Selling Shareholder may transfer any Stock (i) to any wholly owned affiliate or (ii) with the prior written consent of the Representatives (which consent may be withheld in their sole discretion); provided however, that with respect to any transfer pursuant to clause (i) above, it shall be a condition to the transfer that (A) the transferee execute an agreement stating that the transferee is receiving and holding such Stock subject to the provisions of this subsection (B) and there shall be no further transfer of such Stock except in accordance with this subsection (b) and (b) no filing by any party (transferor or transferee) under Section 16(a) of, or Regulation 13D-G under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer or distribution and provided further that any such transfer to a wholly owned affiliate shall not involve a disposition for value.  Each Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any such entities Stock except in compliance with the foregoing restrictions; and

(ii)                                  such Selling Shareholder will not take, directly or indirectly, any action which is designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

6.                                       The Company and each of the Selling Shareholders covenant and agree with one another and with the several Underwriters that (a) such Selling Shareholder will pay or cause to be paid a pro rata share (based on the number of Shares to be sold by such Selling Shareholder hereunder) of the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(a)(ii) hereof, including the properly documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (such fees and disbursements not to exceed $10,000); (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the properly documented fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; (iii) all costs and expenses of the Underwriters, including the properly documented fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares Program, and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (iv) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (c) such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder.  In connection with clause (c)(ii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Shareholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.  It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7.                                       The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, with respect to the matters covered in paragraphs (viii) with respect to the statements under the captions “Description of Share Capital” and “Underwriting,” and (xi) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Mayer, Brown, Rowe & Maw LLP, U.S. counsel for the Company, or an affiliate thereof, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein and the Formation Transactions will not conflict with or result in a breach or violation of (i) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, (ii) any United States federal or New York State statute which, in our opinion, based on our experience, are normally applicable to transactions of the type contemplated by this Agreement (“United States Applicable Laws”), except that such counsel need not express any opinion with respect to state securities laws, or (iii) any order, rule or regulation known to such counsel following inquiry of the Company’s management of any United States federal or New York State court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations that would not reasonably be expected to have a Material Adverse Effect;

(ii)                                  based upon its review of the United States Applicable Laws, no consent, approval, authorization, order, registration or qualification of or with any United States federal or New York state court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the Formation Transactions, except for (i) the registration under the Act of the Shares, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (iii) any consent, approval, authorization, order, registration or qualification that may be applicable as a result of the involvement of any parties (other than the Company and the Selling Shareholders) in the transactions contemplated by this Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties;

(iii)                               each of the U.S. insurance subsidiaries (including insurance holding companies) has all necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from, and has made all declarations and filings with, all New York and Maryland insurance regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications, the failure to make such declarations and filings, or their failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iv)                              each of Assured Guaranty Mortgage Insurance Company, Assured Guaranty Corp., Assured Guaranty U.S. Holdings, Inc., Assured Guaranty Financial Products, Inc., Assured Guaranty Corp, Assured Guaranty Risk Assurance Company, Assured Guaranty Overseas US Holdings, Inc., (collectively the “U.S. Subsidiaries”) is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of share capital of each such subsidiary (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(v)                                 each of Assured Guaranty (UK) Ltd. and Assured Guaranty Finance Overseas Ltd. (collectively the “U.K. Subsidiaries”) is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and, based solely upon such counsel’s review of the share register or, in the absence of such share register, share certificate(s) and relevant board resolutions of each such subsidiary, all of the issued shares of share capital of each such subsidiary (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(vi)                              the statements set forth in the Prospectus under the caption “Description of Share Capital - Differences in Corporate Law,” insofar as they purport to constitute a summary of the terms of Delaware law, under the caption “Business—Regulation—United States,” insofar as they purport to constitute a summary of the United States legal matters referred to therein, and the fifth paragraph under the caption “Shares Eligible for Future Sale,” insofar as it purports to constitute a summary of U.S. federal law referred to therein, are accurate, complete and fair;

(vii)                           the discussion contained in the Prospectus under the captions “Material Tax Considerations—Taxation of Assured Guaranty and Subsidiaries—United Kingdom,” “Material Tax Considerations—Taxation of Assured Guaranty and Subsidiaries—United States,” and “Material Tax Considerations—Taxation of Shareholders—United States Taxation,” constitutes, in all material respects, a fair and accurate summary of (i) the United Kingdom and U.S. federal income tax considerations relating to Assured Guaranty and its direct and indirect subsidiaries and (ii) the U.S. federal income tax considerations relating to the ownership of the Shares by U.S. Persons (as defined in the Prospectus) that are not otherwise excepted in the Prospectus and who acquire Shares in the offering described in the Prospectus;

(viii)                        the Company is not an “investment company”, as such term is defined in the Investment Company Act; and

(ix)                                the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules, and other financial data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

Such counsel shall also state that it has examined various documents and participated in conferences with representatives of the Company and its accountants and with representatives of the Underwriters and their counsel at which times the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or making any representation that it has independently verified or checked the accuracy, completeness or fairness of such statements, except as set forth above subsections (viii) and (ix) above, no facts have come to the attention of such counsel that cause such counsel to believe that (x) the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than financial statements and supporting schedules and other financial data included in or omitted from the Registration Statement), as of the effective date of the Registration Statement or such further amendment thereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than financial statements and supporting schedules and other financial data included in or omitted from the Prospectus), as of the date of the Prospectus or any such amendment or supplement thereto or as of the Time of Delivery, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

(d)                                 Conyers, Dill & Pearman, special Bermuda counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     the Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda),

(ii)                                  the Company has the necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to conduct its business as described in the Prospectus pertaining solely to the Company and not through its subsidiaries.  The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and under the agreements listed on Schedule 7(d) hereto relating to the Formation Transactions (the “Formation Agreements”) will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda;

(iii)                               based upon a review of the memorandum of association, Certificate of Deposit Memorandum of Increase of Share Capital and the register of members of the Company dated [   ], certified by the Secretary of the Company on [date], the authorized share capital of the Company is $ [   ], divided into [   ] shares of par value $0.01 each and the issued share capital of the Company (including the Shares to be sold by the Selling Shareholders) consists of [   ] common shares par value $0.01, each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof); the form of the share certificate conforms to the requirements of Bermuda law.

(iv)                              each of Assured Guaranty Ltd. and Assured Guaranty Re Overseas Ltd. (the “Bermuda Subsidiaries”) are duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that they have not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make them liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda);

(v)                                 the Company has taken all corporate action required to authorise its execution, delivery and performance of this Agreement.  This Agreement has been duly executed by or on behalf of the Company, and, when delivered, constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof;

(vi)                              the Company has taken all corporate action required to authorise its execution, delivery and performance of each of the Formation Agreements;

(vii)                           no order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with  the authorization, execution or filing of the Registration Statement, the authorization and performance of the Formation Transactions and the execution, delivery, performance and enforcement of this Agreement, except such as have been duly obtained or filed in accordance with Bermuda law or except for the filing and fulfilment of conditions described in Section 1(a)(x)(E) and (F) of this Agreement;

(viii)                        based solely upon a review of  copies of the Certificates of Registration issued pursuant to the Insurance Act 1978 of Bermuda, (the “Insurance Act”) and the Certificates of Compliance issued by the Bermuda Monetary Authority, each of the Bermuda Subsidiaries is registered in Bermuda to write general insurance as a class 3 insurer and to write long-term business in accordance with the provisions of the Insurance Act;

(ix)                                the Company and the Bermuda Subsidiaries have been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, are free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction;

(x)                                   based solely upon a review of the register of members of Assured Guaranty Re International Ltd. on a specified date, certified by the Secretary of Assured Guaranty Re International Ltd. on [date], the issued share capital of the Assured Guaranty Re International Ltd. consist of [  ] Class A common shares par value [  ] each and [  ] Class B common shares of par value [  ] each (Assured Guaranty Re International Shareholding”) each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof  in connection with the issue thereof) and the Company is the registered holder of the Assured Guaranty Re International Shareholding;

(xi)                                based solely upon a review of the register of members of   Overseas Ltd. on a specified date, certified by the Secretary of Assured Guaranty Re Overseas Ltd. on a specified date, the issued share capital of the Assured Guaranty Re Overseas Ltd. consist of [  ] common shares par value [  ] each (“Assured Guaranty Re Overseas Shareholding”) each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof  in connection with the issue thereof) and the Company is the registered holder of the Assured Guaranty Re Overseas Shareholding

(xii)                             the statements set forth in the Prospectus under the caption “Description of Share Capital,” “Business—Regulation—Bermuda,” and “Enforceability of Civil Liabilities Under United States Federal Securities Laws and Other Matters” and in the Registration Statement under the caption “Item 14 — Indemnification of Officers and Directors,” in each case insofar as they constitute statements of Bermuda law, or summaries of documents or proceedings governed by Bermuda law, are accurate, complete and fair in all material respects;

(xiii)                          the discussion contained in the Prospectus under the captions “Material Tax Considerations—Taxation of Assured Guaranty and Subsidiaries—Bermuda,” and “Material Tax Considerations—Taxation of Shareholders—Bermuda Taxation,” constitutes, in all material respects, a fair and accurate summary of the Bermuda tax considerations relating to the Company;

(xiv)                         the consummation of the transactions contemplated by this Agreement (including but not limited to any actions taken pursuant to the indemnification and contribution provisions contained in this Agreement) will not, subject to Section 39A(2A) of the Companies Act 1981, constitute unlawful financial assistance by the Company under Bermuda law;

(xv)                            it is not necessary or desirable to ensure the enforceability in Bermuda of this Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.  However, to the extent that this Agreement creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981.  On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges created after 11 July 1984, and over any subsequently registered charges, in respect of the assets which are the subject of the charge.  A registration fee of $468 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge normally has the following characteristics:

(1)                                  it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

(2)                                  the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

However, as this Agreement is governed by the laws of the State of New York (“New York Laws”), the question of whether it would possess these particular characteristics would be determined under the Foreign Laws;

(xvi)                         this Agreement and the instruments of transfer transferring the Shares will not be subject to ad valorem stamp duty in Bermuda;

(xvii)                      based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at a specified time and date (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company or the Bermuda Subsidiaries, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject;

(xviii)                   based solely on a search of the public records in respect of the Company and the Bermuda Subsidiaries maintained at the offices of the Registrar of Companies at a specified time and date (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at a specified time and date (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Company or the Bermuda Subsidiaries, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings;

(xix)                           the choice of New York Laws as the governing law of this Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.  The submission in this Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company; and

(xx)                              the courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

(e)                                  James Michener, Esq., general counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     there are no legal or governmental proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective assets or properties, that is required to be described in the Registration Statement or the Prospectus and is not so described nor is there any contract or other document that is required to be described in the Registration Statement or Prospectus, or to be field as an exhibit to the Registration Statement, that is not so described or filed, as required;

(ii)                                  none of the U.S. Subsidiaries is in violation of its Articles of Incorporation or By-laws or comparable organizational documents;

(iii)                               neither the Company nor any of the Bermuda Subsidiaries is in violation of its Memorandum of Association or Bye-laws;

(iv)                              the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein and the Formation Transactions will not conflict with any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its properties may be bound,

(v)                                 to the extent United States federal or New York or Maryland law, rule or regulation applies, the Formation Transactions (as defined in the Prospectus) have been duly authorized by the Company; and

(vi)                              no consent, approval, authorization, order, registration or qualification of or with any Maryland state court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the Formation Transactions, except for (i) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (ii) any consent, approval, authorization, order, registration or qualification that may be applicable as a result of the involvement of any parties (other than the Company and the Selling Shareholders) in the transactions contemplated by this Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties.

It is agreed and acknowledged that the opinion set forth in paragraph (vi) above maybe rendered by counsel employed by the Company and working under the supervision of Mr. Michener.

(f)                                    Mayer, Brown, Rowe & Maw LLP, special counsel for the ACE Financial Services, Inc. (the “U.S. Selling Shareholder”) and special U.S. counsel for ACE Bermuda Insurance Ltd. (the “Bermuda Selling Shareholder”) shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that, with regard to the U.S. Selling Shareholder:

(i)                                     the U.S. Selling Shareholder has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to enter into and perform its obligations under, or as contemplated by, this Agreement;

(ii)                                  the sale, assignment, transfer and delivery of the Shares to be sold by the U.S. Selling Shareholder hereunder have been duly authorized by all necessary corporate action on the part of the U.S. Selling Shareholder;

(iii)                               this Agreement has been duly executed and delivered by the U.S. Selling Shareholder; and the sale of the Shares to be sold by the U.S. Selling Shareholder hereunder, the compliance by the U.S. Selling Shareholder with all of the provisions of this Agreement, the consummation of the Formation Transactions and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of (i) any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified to such counsel by an executive officer of the U.S. Selling Shareholder as being material to the U.S. Selling Shareholder, (ii) the provisions of the Certificate of Incorporation or By-laws of the U.S. Selling Shareholder or (iii) to the extent U.S. federal and New York State apply, any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the U.S. Selling Shareholder or the property of the U.S. Selling Shareholder, except, in the case of (i) and (iii) above, for such violations that would not result in a material adverse effect on the ability of the U.S. Selling Shareholder to consummate the offering of the Securities or otherwise perform its obligations under this Agreement;

(iv)                              based upon our review of the United States Applicable Laws, no consent, approval, authorization, order, registration or qualification of or with any United States federal or New York state court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, except for (i) the registration under the Act of the Shares, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (iii) any consent, approval, authorization, order, registration or qualification that may be applicable as a result of the involvement of any parties (other than the Company and the Selling Shareholders) in the transactions contemplated by this Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties; and

(v)                                 upon payment for the Securities to be sold by the Selling Shareholders pursuant to the Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede & Co. or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the New York UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the New York UCC, (B) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the New York UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling Shareholders may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the New York UCC.

In rendering the opinion in paragraph (iv), such counsel may rely upon a certificate of the Selling Shareholders in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Shares sold by the Selling Shareholders, provided that such counsels shall state that they believe that both you and they are justified in relying upon such certificate;

(g)                                 Conyers, Dill & Pearman, special Bermuda counsel for the Bermuda Selling Shareholder, shall each have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that, with regard to such Selling Shareholder:

(i)                                     the Bermuda Selling Shareholder is the result of a due continuation into Bermuda and a subsequent due amalgamation under the law of Bermuda and is duly existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda);

(ii)                                  the Bermuda Selling Shareholder has the necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement.  The execution and delivery of this Agreement by the Bermuda Selling Shareholder and the performance by the Bermuda Selling Shareholder of its obligations hereunder will not violate the memorandum of association or bye-laws of the Bermuda Selling Shareholder nor any applicable law, regulation, order or decree in Bermuda;

(iii)                               the Bermuda Selling Shareholder has taken all corporate action required to authorise its execution, delivery and performance of this Agreement.  This Agreement has been duly executed and delivered by or on behalf of the Bermuda Selling Shareholder, and constitutes the valid and binding obligations of the Bermuda Selling Shareholder, enforceable against the Bermuda Selling Shareholder in accordance with the terms hereof;

(iv)                              no order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the authorization, execution or filing of the Registration Statement, the authorization and performance of the Formation Transactions and the execution, delivery, performance and enforcement of this Agreement, except such as have been duly obtained or filed in accordance with Bermuda law or except for the filing and fulfilment of conditions described in section 1(a)(x)(E) and (F) of this Agreement;

(v)                                 it is not necessary or desirable to ensure the enforceability in Bermuda of this Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.  However, to the extent that this Agreement creates a charge over assets of the Bermuda Selling Shareholder, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981.  On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges created after 11 July 1984, and over any subsequently registered charges, in respect of the assets which are the subject of the charge.  A registration fee of $468 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge normally has the following characteristics:

(i)                                     it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

(ii)                                  the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

However, as this Agreement is governed by New York Laws, the question of whether it would possess these particular characteristics would be determined under the New York Laws;

(vi)                              the Bermuda Selling Shareholder has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction;

(vii)                           the choice of the New York Laws as the governing law of  this Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.  The submission in this Agreement to the non-exclusive jurisdiction of the New York Courts is valid and binding upon the Bermuda Selling Shareholder; and

(viii)                        the courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Bermuda Selling Shareholder based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

(h)                                 Fitzwilliam, Stone & Alcazar, special counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     Assured Guaranty Barbados is validly existing as a holding company for offshore financial transactions under Section 6 of the International Business Company Act, and is in good standing under the laws of Barbados;

(ii)                                  Based solely on a certified copy of the stock register of Assured Guaranty Barbados and without further inquiry, all of the issued shares of share capital of Assured Guaranty Barbados have been duly and validly authorized and issued, are fully paid and non-assessable, and Assured Guaranty International Ltd. is the registered holder of all the issued shares of Assured Guaranty Barbados; and

(iii)                               The discussion contained in the Prospectus under the caption “Material Tax Considerations—Taxation of Assured Guaranty and Subsidiaries—Barbados,” constitutes, in all material respects, a fair and accurate summary of the Barbados tax considerations relating to Assured Guaranty and its direct and indirect subsidiaries.

(i)                                     On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(j)                                     (1)                                  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (2) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the share capital or capital stock, as the case may be, or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (1) or (2), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k)                                  On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities, if any, or the financial strength, claims paying ability or financial enhancement rating of any of the Company’s subsidiaries by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has placed under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or the financial strength, claims paying ability or financial enhancement rating of any of the Company’s subsidiaries;

(l)                                     On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a suspension or material limitation in trading in ACE Limited’s securities on the Exchange, (iv) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(m)                               The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the directors and officers listed on Schedule 7(m) hereto, substantially to the effect set forth in Subsection 5(b) hereof, in form and substance satisfactory to you;

(n)                                 The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(o)                                 The transactions set forth in the Prospectus under the caption “Formation Transactions” shall have been completed;

(p)                                 The Shares to be sold hereunder at each Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange; and

(q)                                 The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders, respectively, of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (i) and (o) of this Section.

8.                                       (a)  The Company and each of the Selling Shareholders, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and sufficiently in advance of the Time of Delivery to allow for distribution by the Time of Delivery and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus which was identified in writing at such time to such Underwriter and corrected in the Prospectus or in the Prospectus as then amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage or liability.

(b)                                 Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Participants to pay for and accept delivery of Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.  The Company agrees to indemnify and hold harmless the Designated Underwriter, its officer and employees, and each person, if any, who controls the Designated Underwriter within the meaning of the Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Designated Underwriter or such controlling person may become subject, which is (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program.  The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have.

(e)                                  If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus (for purposes of this Section 8(c), the benefit to the Company shall be deemed to equal the total net proceeds of the offering of the Shares (before deducting expenses)).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)                                    The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

9.                                       (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Shareholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.                                 The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

11.                                 If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Shareholders as provided herein, each of the Selling Shareholders pro rata (based on the number of Shares to be sold by such Selling Shareholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including properly documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

12.                                 In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives in care of Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Attention: Syndicate Department, and Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Shareholder, shall be delivered or sent by mail or facsimile transmission, to such Selling Shareholder c/o ACE Limited, ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton HM 08 Bermuda, Attention: General Counsel and Secretary, with a copy to Edward S. Best, Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603,; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.                                 This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.                                 Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Shareholders brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  Each of the Company and the Selling Shareholders has appointed CT Corporation System, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any

Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  Each of the Company and the Selling Shareholders represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholders, as the case may be.

15.                                 Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.                                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18.                                 The Company and the Selling Shareholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us, one for the Company, one for each Selling Shareholder and one for each of the Representatives plus one for each counsel, counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Assured Guaranty Ltd.

By:
Name:
Title:

ACE Financial Services Limited

By:
Name:
Title:

ACE Bermuda Insurance Ltd.

By:
Name:
Title:

Accepted as of the date hereof at New York,
New York.

Banc of America Securities LLC

By:
Name:
Title:

By:
(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Banc of America Securities LLC
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC
William Blair & Company, L.L.C.
Keefe, Bruyette & Woods, Inc.

Total

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company.	—	—

The Selling Shareholder(s):
ACE Bermuda Insurance Ltd.
ACE Financial Services, Inc.
Total

Schedule 7(d)

[Formation Transaction Agreements]

$1 million promissory note issued to ACE Financial Services, Inc.

$1 million Promissory Note issued to ACE Bermuda Insurance Ltd.

Master Separation Agreement

Transition Services Agreement

Tax Allocation Agreement

Registration Rights Agreement

Schedule 7(m)

[Persons and entity subject to 180-day Lock-Up Agreement]

ACE Limited

Neil Baron

Norie Bregman

G. Lawrence Buhl

Stephen A. Cozen

Brian Duperreault

Dominic J. Frederico

Evan G. Greenberg

John G. Heimann

Patrick W. Kenny

Donald Kramer

James M. Michener

Robert B. Mills

Pierre A. Samson

Walter A. Scott

Michael J. Schozer

Joseph W. Swain III

ANNEX I

DESCRIPTION OF COMFORT LETTER

FOR REGISTRATION STATEMENTS ON FORM S-1

Pursuant to Section 7(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i)                                     They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii)                                  In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the [unaudited consolidated interim financial statements, ]selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the “Representatives”);

(iii)                               To the extent applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

(iv)                              To the extent applicable, the unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements [for such five fiscal years] were included in the Registration Statement;

(v)                                 They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi)                              On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)                              to the extent applicable, (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B)                                to the extent applicable, any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

(C)                                to the extent applicable, the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

(D)                               any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)                                 as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated share capital, other than as contemplated in the Prospectus under “Formation Transactions,” or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or Shareholders’ equity or other items specified by the Representatives, or any increases in any items

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specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F)                                 for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii)                           In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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